UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

Sigma-Aldrich Corporation

(Exact name of registrant as specified in Charter)

Delaware	000-08135	43-1050617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on September 22, 2014, Sigma-Aldrich Corporation, a Delaware corporation (the “Company” or “Sigma-Aldrich”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Merck KGaA, Darmstadt, Germany, a German corporation with general partners (“Parent”), Mario II Finance Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent, and the Company, providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of the Company by Parent at a price of $140.00 per share in cash.

The “Termination Date” under the Merger Agreement has been extended to December 22, 2015 to facilitate the parties’ efforts to obtain the remaining required regulatory approvals in order to permit them to consummate the acquisition. The parties continue to work towards closing the acquisition mid-year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: July 22, 2015	By:	/s/ George L. Miller
	Name:	George L. Miller
	Title:	Senior Vice President, General Counsel and Secretary